Exhibit 31.2

CERTIFICATIONS

I, Sharon Surrey-Barbari, certify that:

1.                                       I have reviewed this amended quarterly report on Form 10-Q/A of InterMune, Inc.; and

2.                                       Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: August 10, 2004

/s/ Sharon Surrey-Barbari
Sharon Surrey-Barbari
Chief Financial Officer and Senior Vice President of Finance and Administration (principal financial officer)